UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) July 2, 2007

                           MOVIE GALLERY, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-24548             63-1120122
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)

             900 West Main Street
               Dothan, Alabama                            36301
   (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code
                           (334) 677-2108
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01.  OTHER EVENTS

On July 2, 2007, Movie Gallery, Inc. (the "Company") announced in a press release that it informed Goldman Sachs Credit Partners L.P., as lead arranger, syndication agent and administrative agent (the "First Lien Administrative Agent") that as of the fiscal quarter ended July 1, 2007, the Company was unable to meet the Interest Coverage Ratio set forth in Section 6.7(a) and Leverage Ratio requirements set forth in
Section 6.7(b) and Section 6.7(c) (collectively, the "Ratios") under the First Lien Credit and Guaranty Agreement (the "First Lien Credit Agreement"), dated March 8, 2007, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the various lenders party thereto (the "Lenders"), the First Lien Administrative Agent and Wachovia Bank, National Association, as collateral agent and documentation agent. As a result of the Company's inability to meet the Ratios, and the Company's resulting default under the First Lien Credit Agreement, the Lenders may terminate their commitments, accelerate all of the Company's obligations and exercise their remedies under the First Lien Credit Agreement. As of July 2, 2007, no such action has occurred. The Company has notified the Administrative Agent of the defaults and intends to seek a waiver, amendment, forbearance or similar agreement from the Lenders to the First Lien Credit Agreement. A conference call with the Lenders is currently scheduled for 11:30 a.m. Eastern Time on July 3, 2007. As of July 1, 2007, approximately $725 million was outstanding under the First Lien Credit Agreement.

If the obligations under the First Lien Credit Agreement are accelerated or 60 days have passed since the date of the default under the First Lien Credit Agreement, a cross default (a "Cross Default Event") under the Second Lien Credit and Guaranty Agreement (the "Second Lien Credit Agreement"), dated March 8, 2007, among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the various lenders party thereto, Goldman Sachs Credit Partners L.P., as syndication agent, and CapitalSource Finance LLC, as administrative agent and as collateral agent (the "Second Lien Administrative Agent") would occur. As of July 2, 2007, no such event has occurred. If a Cross Default Event were to occur, and subject to the terms of the intercreditor agreement between the parties to the First Lien Credit Agreement and Second Lien Credit Agreement, the lenders under the Second Lien Credit Agreement may accelerate the Company's obligations and exercise their remedies. The Company notified the Second Lien Administrative Agent of the existence of the default under the First Lien Credit Agreement. As of July 1, 2007, approximately $175 million was outstanding under the Second Lien Credit Agreement.

If the obligations under the First Lien Credit Agreement or the Second Lien Credit Agreement are accelerated, a cross default under the 11% senior note indenture dated April 27, 2005 among the Company, the guarantors party thereto and SunTrust Bank, as Trustee, (the "Indenture") would occur. As of July 2, 2007, no such event has occurred. If such a default were to occur, the Company's obligations under the Indenture may be accelerated. As of July 2, 2007, approximately $325 million was outstanding pursuant to the Indenture.

As set forth in its press release, the Company has announced that Bill Kosturos, a Managing Director at restructuring and corporate advisory firm Alvarez & Marsal, has resumed his role as Chief Restructuring Officer. Alvarez & Marsal was retained by Movie Gallery in 2006 to bolster the Company's accounting and finance functions and assist in improving the Company's overall operating performance. Alvarez & Marsal's responsibilities have expanded to include helping the Company evaluate available strategic and restructuring alternatives. In addition to Alvarez & Marsal, the Company yesterday hired Lazard Freres to serve as an independent financial advisor to the Company.

The Company plans to operate its business without interruption while it engages in discussions with its Lenders and evaluates strategic and restructuring alternatives. To facilitate this, the Company has fully drawn the remaining availability under its revolver and currently has liquidity consisting of approximately $50 million of cash on hand. Moreover, the Company will continue to take actions to conserve cash and improve profitability. These initiatives include accelerating the closure of unprofitable stores, consolidating stores in certain markets, realigning the Company's cost structure to better reflect its reduced size, and seeking a more competitive capital structure. The Company intends to consider a number of alternatives, including asset divestitures, recapitalizations, alliances with strategic partners, and a sale to or merger with a third party. The Company does not intend to comment further publicly with respect to its evaluation of strategic and restructuring alternatives until its conclusion.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K includes certain forward-looking statements, including
(i) the Company's intentions to enter into a waiver, amendment, forbearance or similar agreement and (ii) the ability of certain parties to terminate their commitments and accelerate the Company's obligations under certain indebtedness. Such forward-looking statements can be identified by the words "may," "intend," and similar expressions and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, among others, the Company's ability to satisfy its obligations with respect to its indebtedness; the Company's ability to enter into a waiver, amendment, forbearance or similar agreement, refinance its existing debt or obtain additional financing (including from the Company's suppliers) on satisfactory terms, if at all; and other risk factors set forth Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and under Item 1A. Risk Factors in the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 2007. Except to the extent required by applicable securities laws, the Company is not under any obligation to (and expressly disclaims any such obligation to) update its forward-looking statements, whether as a result of new information, future events, or otherwise.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     99.1   Press Release dated July 2, 2007.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MOVIE GALLERY, INC.
Date: July 2, 2007


/S/ Thomas D. Johnson, Jr.
---------------------------------
Thomas D. Johnson, Jr.
Executive Vice President - Chief
Financial Officer

INDEX TO EXHIBITS

99.1    Press Release dated July 2, 2007.